UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 28, 2010
Jabil Circuit, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14063	38-1886260

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10560 Dr. Martin Luther King, Jr. Street North, St. Petersburg, Florida 33716

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (727) 577-9749
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.
(a) On July 28, 2010, following a competitive process undertaken by the Audit Committee of the Board of Directors (the “Audit Committee”) of Jabil, the Audit Committee approved the selection of Ernst & Young LLP (“E&Y”) to serve as Jabil’s independent registered public accounting firm for the fiscal year ending August 31, 2011. KPMG LLP (“KPMG”) was notified on July 28, 2010 that it would not be retained as Jabil’s independent registered public accounting firm for the fiscal year ending August 31, 2011. KPMG’s engagement as Jabil’s independent registered public accounting firm to audit Jabil’s consolidated financial statements for the fiscal year ending August 31, 2010, was unaffected by the selection of E&Y, as KPMG’s dismissal became effective upon the completion of KPMG’s audit of Jabil’s consolidated financial statements as of and for the fiscal year ended August 31, 2010 and the filing of the related Annual Report on Form 10-K. On October 21, 2010, Jabil filed its Form 10-K for the fiscal year ended August 31, 2010, indicating that KPMG’s term as Jabil’s independent registered public accounting firm has ended.
     The audit reports of KPMG on the consolidated financial statements of Jabil and its subsidiaries as of and for the years ended August 31, 2010 and 2009 did not contain any adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:
     KPMG’s report on the consolidated financial statements of Jabil and its subsidiaries as of and for the years ended August 31, 2010 and 2009, contained a separate paragraph stating that “As discussed in Note 15 to the consolidated financial statements, effective September 1, 2009, the Company adopted new accounting and disclosure guidance related to noncontrolling interests in subsidiaries. Also discussed in Note 15 to the consolidated financial statements, effective September 1, 2009, the Company adopted new accounting guidance on earnings per share which provides that unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents, whether paid or unpaid, be considered participating securities and therefore included in the computation of earnings per share pursuant to the two-class method.”
     The audit reports of KPMG on the effectiveness of internal control over financial reporting as of August 31, 2010 and 2009 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.
     During the two fiscal years ended August 31, 2010 and 2009, and the subsequent interim period through the filing of Jabil’s Form 10-K for the fiscal year ended August 31, 2010 on October 21, 2010, there were (i) no disagreements between Jabil and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to the satisfaction of KPMG would have caused KPMG to make reference thereto in their reports on the consolidated financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.
     Jabil provided KPMG with a copy of this Form 8-K/A, and requested KPMG to furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements. A copy of such letter, dated October 21, 2010, is filed as Exhibit 16 to this Form 8-K/A.
(b) On July 28, 2010, the Audit Committee approved the selection of E&Y to serve as Jabil’s independent registered public accounting firm for the fiscal year ending August 31, 2011 with the terms of such engagement subsequently approved by the Audit Committee on August 30, 2010. During the two fiscal years ended August 31, 2010 and 2009, and the subsequent interim period through October 21, 2010, Jabil has not consulted with E&Y, regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on Jabil’s consolidated financial statements, and neither a written report was provided to Jabil or oral advice was provided that E&Y concluded was an important factor considered by Jabil in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a “reportable event,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
16	Letter from KPMG LLP, dated October 21, 2010 regarding change in independent registered public accounting firm.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JABIL CIRCUIT, INC. (Registrant)
Date: October 21, 2010	By:	/s/ Forbes I.J. Alexander
Forbes I.J. Alexander,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
16	Letter from KPMG LLP, dated October 21, 2010 regarding change in independent registered public accounting firm.